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                                                                    EXHIBIT 21.1
                        SUBSIDIARY COMPANIES AND STATE OR
                          JURISDICTION OF INCORPORATION

All Oceans Drilling B.V.                              Netherlands          100%

Alpha Offshore Drilling Services                      Cayman Island B.W.I. 100%

Atwood Drilling Inc.                                  Delaware             100%

Atwood Offshore Inc.                                  Delaware             100%

Atwood Hunter Co.                                     Delaware             100%

Atwood Oceanics Australia Pty. Ltd.                   Australia            100%

Atwood Oceanics Drilling Company                      Texas                100%

Atwood Oceanics Drilling Pty. Ltd.                    Australia            100%

Atwood Oceanics International, S.A.                   Panama               100%

Atwood Oceanics (M) Sdn. Bhd.                         Malaysia             100%

Atwood Oceanics (NZ) Limited                          New Zealand          100%

Atwood Oceanics Pacific Limited                       Cayman Island B.W.I. 100%

Atwood Oceanics Platforms Pty. Ltd.                   Australia            100%

Atwood Oceanics Service Pty. Ltd.                     Australia            100%

Atwood Oceanics West Tuna Pty. Ltd.                   Australia             50%

Aurora Offshore Services GmbH                         Germany              100%

Clearways Drilling (M) Sdn. Bhd.                      Malaysia              30%

Clearways Offshore Development Drilling Sdn. Bhd.     Malaysia              30%

Deep Seas Drilling Pty. Ltd.                          Australia            100%

Drillquest (M) Sdn. Bhd.                              Malaysia              90%

Eagle Oceanics, Inc.                                  Delaware             100%

Oceandrill (M) Sdn. Bhd.                              Malaysia              90%

PT Pentawood Offshore Drilling                        Indonesia             80%

Swiftdrill, Inc.                                      Texas                100%

Swiftdrill Nigeria Limited                            Nigeria               60%